                                                                   EXHIBIT 21.1

                   LIST OF SUBSIDIARIES OF BUDGET GROUP, INC.



                                                                                Name Under Which
         Subsidiary                     State of Incorporation                  It Does Business
         ----------                     ----------------------                  ----------------
Budget Rent A Car                       Delaware
Corporation

Reservation Services, Inc.              Texas

Team Realty Services, Inc.              Delaware

Budget Rent a Car of Canada             Canada
Limited

Team Fleet Services                     Delaware
Corporation

Team Fleet Financing                    Delaware
Corporation

Budget Rent A Car Systems,              Delaware
Inc.

Tranex Rentals of New York,             New York                                Budget Rent a Car of Albany
Inc.

Mackay Car & Truck Rentals,             North Carolina                          Budget Rent a Car of
Inc.                                                                            Charlotte

Capital City Leasing, Inc.              Florida

Team Rental of Cincinnati,              Delaware                                Budget Rent a Car of
Inc.                                                                            Cincinnati

Team Rental of Pittsburgh,              Delaware                                Budget Rent a Car of
Inc.                                                                            Pittsburgh

Team Rental of Philadelphia,            Delaware                                Budget Rent a Car of
Inc.                                                                            Philadelphia

Westeam Enterprises, Inc.               California

Team Rental of Rochester,               Delaware
Inc.

Team Rental of Southern                 Delaware                                Budget Car & Truck Rental
California, Inc.

BRAC SOCAL Funding                      Delaware
Corporation

VPSI, Inc.                              Delaware

Team Rental of Connecticut,             Delaware                                Budget Rent a Car of
Inc.                                                                            Hartford

Arizona Rent-a-Car Systems,             Delaware                                Budget Rent a Car of Phoenix
Inc.

Metro West, Inc.                        Delaware

Lee-Al, Inc.                            California

Budget Fleet Finance                    Delaware
Corporation

Diversified Services, Inc.              Delaware

Automated Transportation,               California
Inc.

Expert Leasing, Inc.                    Florida

Rapid Rentals, Inc.                     District of Columbia

Moisant Car Sales, Inc.                 Louisiana

Budget Rent a Car of New                Louisiana
Orleans, Inc.

Budget Funding Corporation              Delaware

Team Claims Services, Inc.              Delaware

BRAC of New York, Inc.                  Delaware

NYRAC, Inc.                             New York

Rebound Services, Inc.                  Delaware

Long Island Car & Truck                 Delaware
Rental, Inc.

Team Rental of Ft. Wayne,               Delaware
Inc.

Fort Wayne Rental Group,                Indiana
Inc.

Dayton Auto Lease                       Delaware
Company, Inc.

Don Kremer, Inc.                        Ohio                                    Budget Rent a Car of Dayton

200-214 N. Michigan                     Illinois
Avenue, Inc.

BRAC Reinsurance Company                Bermuda
LTD.

Control Risk Corporation                Illinois

Philip Jacobs Insurance                 California
Agency, Inc.

BRAC Credit Corporation                 Delaware

Compass Computer Services,              Delaware
Inc.

Budget Car Sales, Inc.                  Indiana
(formerly known as Team
Care Sales, Inc.)

ValCar Rental Car Sales, Inc.           Indiana

IN Motors VI, LLC                       Indiana                                 Budget Car Sales

TCS Properties, LLC                     Indiana

Team Car Sales of                       Delaware                                Budget Car Sales
Philadelphia, Inc.

Team Car Sales of Richmond,             Delaware                                Budget Car Sales
Inc.

Team Car Sales of San                   Delaware
Diego, Inc.

Team Car Sales of Dayton,               Delaware                                Budget Car Sales
Inc.

Team Car Sales of Charlotte,            Delaware                                Budget Car Sales
Inc.

Team Car Sales of Southern              Delaware
California, Inc.


Budget Sales Corporation                Delaware

Budget Rent a Car                       Delaware
International, Inc.

Budget Rent a Car Espana,               Spain
S.A.

Budget Rent a Car, Ltd.,                England
Ireland

BRACRENT, S.A.                          Spain

BTI (U.K.) plc                          England

BTI (Gatwick) Limited                   England

BTI (Stansted) Limited                  England

BTI (London) Limited                    England

BTI (Marble Arch) Limited               England

BTI (Slough) Limited                    England

BTI (Heathrow) Limited                  England

Budget Locacao de Veiculos              Brazil
Ltda.

Budget Rent a Car Limited               New Zealand

Budget Rent a Car                       Australia
Operations (N.Z.) Pty
Limited

Target Rent a Car Limited               New Zealand

Budget Lease Management                 New Zealand
(Car Sales) Limited

Budget Rent a Car of Japan,             Delaware
Inc. (formerly BRAC of
Japan, Inc.)

Budget Rent a Car Asia-                 Delaware
Pacific, Inc. (formerly BRAC
RPS, Inc., formerly Budget
Leasing Corporation)

BRAC Australia Pty. Ltd.                Australia

Budget Rent a Car Pty.                  Australia
Limited

Societe Financiere et de                France
Participation

Budget France, S.A.                     France